Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, Registration Number 333-256692 on Form S-8, and Registration Statement No. 333-263910 on Form F-3 of our reports dated March 15, 2023, relating to the financial statements of Paysafe Ltd. and the effectiveness of Paysafe Ltd.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Paysafe Ltd. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Houston, Texas

March 15, 2023